EXHIBIT 23.1
                       INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Moovies, Inc.:


We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Historical and Pro Forma Financial Data" and "Experts" in the prospectus.

Our report on First Row Video, Inc. refers to a change in the method of computing the amortization of videocassette rental inventory effective January 1, 1994.


                                                     KPMG PEAT MARWICK LLP


Cleveland, Ohio
October 8, 1996


369081.1

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Moovies, Inc.:



We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Historical and Pro Forma Financial Data" and "Experts" in the prospectus.



                                                     KPMG PEAT MARWICK LLP


Greenville, South Carolina
October 8, 1996


369081.1